Filed pursuant to Rule 424(b)(5)

Registration No. 333-262398

PROSPECTUS SUPPLEMENT

(To prospectus dated June 30, 2023)

ORIENTAL CULTURE HOLDING LTD.

Up to $200,000,000

Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent” or “A.G.P.”), pursuant to which we may, from time to time, issue and sell ordinary shares of Oriental Culture Holding Ltd. (the “Company” or “We”), $0.00025 par value per share (the “Ordinary Shares”), covered by this prospectus supplement and accompanying prospectus from time to time through or to the Sales Agent, acting as our agent or principal.

Under the Sales Agreement, we will not be obligated to sell any shares, but we may issue and sell shares of Common Stock having an aggregate gross sales price of up to $200,000,000 through the Sales Agent.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “OCG.” On December 10, 2025, the closing sale price of the Ordinary Shares was $8.70 per share.

The aggregate market value of the outstanding Ordinary Shares held by non-affiliates is approximately $179,819,665 based on 21,233,927 Ordinary Shares outstanding, of which 20,668,927 are held by non-affiliates, and a per share price of $8.70 based on the closing sale price of the Ordinary Shares on December 10, 2025. The Company is therefore currently not subject to the limitations under General Instruction I.B.5 of Form F-3 until the filing date of Form 20-F for the fiscal year ended December 31, 2025.

Ordinary Shares covered by this prospectus may be sold by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, the Sales Agent may also sell our Ordinary Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or by any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of our Ordinary Shares on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities but, when it receives a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The compensation payable to the Sales Agent for sales of Ordinary Shares sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of the sales price of Ordinary Shares sold, in addition to reimbursement of certain expenses. See “Plan of Distribution.” We anticipate no other commissions or material expenses for sales under the Sales Agreement. The orders will be executed at price limits imposed by us.

Even though this prospectus does not relate to a marketed offering of our Ordinary Shares, in connection with the sale of Ordinary Shares under the Sales Agreement, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-12 of this prospectus supplement.

We are a “controlled company” as defined under the Nasdaq Stock Market Listing Rules, because our Chief Operating Officer and existing controlling shareholder Mr. Aimin Kong is able to exercise a majority of the total voting power at the general meeting of the Company. As a controlled company, we are permitted to elect not to comply with certain Nasdaq corporate governance requirements, including the requirements to have (i) a board composed of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or by a nominating committee comprised solely of independent directors. We currently do not intend to rely on the corporate governance exemptions available to “controlled companies”, however, we may choose to rely on such exemptions in the future.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

We are a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in Hong Kong and China and this structure involves unique risks to investors.

There are legal and operational risks associated with being based in and having our operations in Hong Kong and China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the PRC State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures was published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, (i) cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review; and (ii) Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On September 24, 2024, CAC published the Administration Measures for Cyber Data Security, or the “Cyber Data Security Measure”, which requires a network data handler may transmit personal information abroad if it meets certain conditions including without limitation that pass the security assessment for data cross-border transmission organized by the state cyberspace administration, certified by a specialized agency in respect of the protection of personal information, enter into standard contract for cross-border transmission of personal information as developed by the state cyberspace administration and etc. On February 17, 2023, China Securities Regulatory Commission (“CSRC”) released Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with CSRC and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing on or before effective date of the new rules but completed the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in administrative penalties such as order to rectify, warnings and a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines and may be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. On September 24, 2024, the State Council published the Administration Measures for Cyber Date Security, or the “Cyber Data Security Measure”, which requires cyber data processors to file a national security review if their cyber data processing activities affect or may affect national security. As of the date of this prospectus supplement, these new laws and guidelines that became effective have not impacted the Company’s ability to conduct its business, accept foreign investment or list on a U.S. or other foreign stock exchange except for the filing requirement under New Overseas Listing Rules. The Company has timely filed with CSRC for its private placement offering conducted after effectiveness of the New Overseas Listing Rules but has not received final clearance from CSRC as of the date of this prospectus supplement. As advised by our PRC counsel, Tahota (Nanjing) Law Firm, our offerings will be subject to the New Overseas Listing Rules but such offerings are not contingent upon receipt of approval from the CSRC as the new rules only require the Company to file with CSRC within three business days after the completion of the overseas offering since the Company is already listed on an oversea exchange before the effective date of the New Overseas Listing Rules. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook, may impact our ability to accept foreign investments, offer our securities to investors or continue to list on a U.S. or other foreign exchange, and could impact our ability to conduct our business. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shorten the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, Wei, Wei & Co., LLP is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares, you should carefully consider the risks that we have described in “Risk Factors” of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is December 11, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and (ii) a shelf registration statement on Form F-3 (File No. 333-262398) that the SEC declared effective on June 30, 2023. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Information Incorporated by Reference” in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“we,” “us,” “our,” “the Company,” “OCG”, or “our company,” are to the combined business of Oriental Culture Holding LTD, a Cayman Islands company, and its consolidated subsidiaries;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement and the accompanying prospectus, Hong Kong, Macau and Taiwan;

●	“Ordinary Shares” are to our ordinary shares of par value US$0.00025 per share;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“SEC” are to the Securities and Exchange Commission; and

●	“U.S. dollars,” “dollars,” “US$” and “$” are to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, contains “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that represent our beliefs, projections and predictions about future events. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	the expected growth of the collectibles and artwork trading and related services marketplace market in Hong Kong and China;

●	fluctuations in interest rates;

●	our expectations as to collectability of the revenues from collectibles and artwork trades facilitated through our platform and our services to our customers;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with collectibles and artwork buyers and sellers;

●	competition in our industry;

●	relevant government policies and regulations and enforcement actions relating to our industry; and

●	impact of slow down in general economy in China on our business and financial conditions.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors” in this prospectus supplement and the accompanying prospectus. You should thoroughly read this prospectus supplement and the accompanying prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement and the accompanying prospectus contain certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the online art and collectible marketplace industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the accompanying prospectus and the documents that we refer to in this prospectus supplement and the accompanying prospectus and any exhibits filed to prospectus supplement and the accompanying prospectus, completely and with the understanding that our actual future results may be materially different from what we expect.

We qualify all the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by the foregoing cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before investing in the securities pursuant to this prospectus supplement and the accompanying prospectus. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, including financial statements and related notes, and “Risk Factors” starting on page S-8 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Corporate Overview

We are a Cayman Islands holding company without material operations and business is conducted by our subsidiaries in Hong Kong and China. We are an online provider of collectible and artwork e-commerce services, which allow collectors, artists and art dealers and owners to access a much bigger art trading market where they can engage with a wider range of collectibles and artwork investors than they could likely encounter without our platforms. We currently facilitate trading by individual and institutional customers of all kinds of collectibles and artwork and certain commodities on our online platform owned by our subsidiary in Hong Kong, namely the China International Assets and Equity of Artworks Exchange Limited. We also provide online and offline integrated marketing, storage and technical maintenance services to our customers in China.

The Company previously conducted its business in China through a variable interest entity (“VIE”) structure. On October 16, 2025, the Board approved to terminate the variable interest entity (“VIE”) structure of the Company due to the change of its business strategy. Jiangsu Yanggu Culture Development Co., Ltd. (“Jiangsu Yanggu”), the variable interest entity of the Company, transferred all the equity interests of its wholly owned subsidiaries, namely Nanjing Yanqing Information Technology Co., Ltd. (“Nanjing Yanqing”) and Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”) to Nanjing Rongke Business Consulting Service Co., Ltd. (the “WFOE” or “Nanjing Rongke”), a wholly owned subsidiary of the Company and the Company terminated the  Equity Pledge Agreement by and among the WFOE, Jiangsu Yanggu and Jiangsu Yanggu’s shareholders to release the pledged shares of Jiangsu Yanggu to its shareholders. Jiangsu Yanggu has completed the transfer of all the equity interests of Nanjing Yanqing and Nanjing Yanyu to Nanjing Rongke on November 11, 2025. Upon the completion of this transfer, the Company owns the equity interest of its operating entities in China instead of through VIE structure.

There are legal and operational risks associated with being based in and having our operations in Hong Kong and China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On  July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the PRC State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures was published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, (i) cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review; and (ii) Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On September 24, 2024, CAC published the Administration Measures for Cyber Data Security, or the “Cyber Data Security Measure”, which requires a network data handler may transmit personal information abroad if it meets certain conditions including without limitation that pass the security assessment for data cross-border transmission organized by the state cyberspace administration, certified by a specialized agency in respect of the protection of personal information, enter into standard contract for cross-border transmission of personal information as developed by the state cyberspace administration and etc. On February 17, 2023, China Securities Regulatory Commission (“CSRC”) released Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with CSRC and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing on or before effective date of the new rules but completed the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in administrative penalties such as order to rectify, warnings and a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines and may be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. On September 24, 2024, the State Council published the Administration Measures for Cyber Date Security, or the “Cyber Data Security Measure”, which requires cyber data processors to file a national security review if their cyber data processing activities affect or may affect national security. As of the date of this prospectus supplement, these new laws and guidelines that became effective have not impacted the Company’s ability to conduct its business, accept foreign investment or list on a U.S. or other foreign stock exchange except for the filing requirement under New Overseas Listing Rules. The Company has timely filed with CSRC for its private placement offering conducted after effectiveness of the New Overseas Listing Rules but has not received final clearance from CSRC as of the date of this prospectus supplement. As advised by our PRC counsel, Tahota (Nanjing) Law Firm, our offerings will be subject to the New Overseas Listing Rules but such offerings are not contingent upon receipt of approval from the CSRC as the new rules only require the Company to file with CSRC within three business days after the completion of the overseas offering since the Company is already listed on an oversea exchange before the effective date of the New Overseas Listing Rules. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook, may impact our ability to accept foreign investments, offer our securities to investors or continue to list on a U.S. or other foreign exchange, and could impact our ability to conduct our business. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shorten the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, Wei, Wei & Co., LLP is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation.

Dividend Distribution and Cash Transfer Between the Holding Company and Subsidiary.

We are an online provider of collectibles and artwork e-commerce services and we facilitate trading by individual and institutional customers of all kinds of collectibles, artworks and certain commodities on our online platform owned by our subsidy in Hong Kong, namely the China International Assets and Equity of Artworks Exchange Limited. We also provide online and offline integrated marketing, warehouse storage and technical maintenance services to our customers through subsidiaries in China.

Our PRC operating entities receive their revenues in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, the Company may rely on certain dividend payments from our subsidiaries in Hong Kong and WFOE in China. Our WFOE receives payments from our operating subsidiaries in China. WFOE may make distribution of such payments to Oriental Culture HK as dividends.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries, WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiaries, our subsidiary in British Virgin Islands and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed.

We are a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

As of the date of this prospectus supplement, neither the WFOE nor any of our subsidiaries in Hong Kong has made any dividends or distributions to the Company, the Company has not made any dividends or distribution to its investors. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. We currently do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable laws and regulations.

As of the date of this prospectus supplement, no dividends or distributions have been made between the holding company and its subsidiaries, to investors including the U.S. investors. The holding company and its subsidiaries do not have any plan to distribute dividend in the foreseeable future. To the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. The cash transfer among the holding company and its subsidiaries is typically transferred through payment for intercompany services or intercompany borrowing between holding company and its subsidiaries. There are no tax consequences for the intercompany borrowings and the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

Recent Developments

On January 23, 2025, the Board of Directors of the Company (the “Board”) approved the appointment of Mr. Aimin Kong as the Chief Operating Officer (“COO”) of the Company for a term of 5 years and agreed to grant him 12 million preferred shares. On June 27, 2025, the shareholders of the Company approved that 12 million preferred shares (the “Preferred Shares”) be designated and issued to Mr. Aimin Kong or the company under this control at the Extraordinary General Meeting of the shareholders of the Company. Each Preferred Share shall have 15 votes for every Preferred Share of which he is the holder, subject to the Certificate of Designation and certain vesting and earn-out terms in his Employment Agreement. The Preferred Shares were valued at approximately $1.75 million on the grant date. On June 27, 2025, the 12 million Preferred Shares were issued to Hao Shun Investments Limited, a company under the control of Mr. Kong.

On April 28, 2025 (“Grant Date”), Compensation Committee of the Board granted stock awards of 500,000 Ordinary Shares, par value $0.00025, pursuant to our 2021 Omnibus Equity Plan, to five officers and employees of us and subsidiaries of our operating variable interest entity (the “Grantees”), including 100,000 shares to Mr. Yi Shao, the Chief Executive Officer of the Company (collectively, the “Grants”).  The Grants vested immediately on the Grant Date and each of the Grantees also entered into an Unrestricted Stock Award Agreement with the Company on April 28, 2025. Grant date fair value of the stock award was approximately $2,040,000.

Due to the investigation against our related parties (see details below), the revenue for the six months ended June 30, 2025 has been continuously, materially and negatively impacted as regaining customers’ confidence in the Company was challenging. For, the first half of 2025:

●	Total revenues were approximately $0.1 million for the six months ended June 30, 2025, compared with the total revenues of approximately $0.4 million for the six months ended June 30, 2024.

●	Gross profit was approximately $0.1 million for the six months ended June 30, 2025, compared with approximately gross profit of $0.3 million for the six months ended June 30, 2024.

●	Gross margin was 84.7% for the six months ended June 30, 2025, compared with a gross margin of 65.8% for the six months ended June 30, 2024.

●	Loss from operations was approximately $4.5 million for the six months ended June 30, 2025, compared with income from operations of approximately $2.1 million for the six months ended June 30, 2024.

●	Net loss was approximately $3.8 million for the six months ended June 30, 2025, compared with approximately $1.9 million for the six months ended June 30, 2024.

●	Basic and diluted loss per share was $0.19 for the six months ended June 30, 2025, compared with $0.28 for the six months ended June 30, 2024.

On October 16, 2025, the Board approved and authorized that the authorized share capital of the Company be increased from (a) $50,000 divided into 280,000,000 shares of which (x) 180,000,000 shares are designated as Ordinary Shares with a nominal or par value of $0.00025 per share and (y)100,000,000 shares are designated as preferred shares with a nominal or par value of $0.0005 per share, to (b) $500,000 divided into shares of which (x) 1,980,000,000 shares are designated as Ordinary Shares with a nominal or par value of $0.00025 per share, and (y) 100,000,000 shares are designated as preferred shares with a nominal or par value of $0.00005 per share by creation of 1,800,000,000 Ordinary Shares with a nominal or par value of $0.00025 per share.  (the “Share Capital Increase”) The Share Capital Increase was approved by the shareholders on November 25, 2025.

On November 28, 2025, the shareholders of the Company approved: (i) by an ordinary resolution of share consolidations of all the issued and outstanding and authorized and unissued ordinary shares of the Company (the “Ordinary Shares”) be consolidated with a corresponding increase in the par value of the Company’s Ordinary Shares, at any one time or multiple times during a period of up to two years after the date of the approval of the authorization of Share Consolidations by the shareholders of the Company, at the exact consolidation ratio and effective time as the Board of Directors of the Company (the “Board”) may determine from time to time in its absolute discretion provided that the accumulative consolidation ratio for all such share consolidation(s) (altogether, the “Share Consolidations” and each, a “Share Consolidation”) shall not be more than 1:4,000 (the “Range”), to be determined by the Company’s Board in its discretion. The Board be authorized, at its absolute and sole discretion, to either (a) elect not to implement any Share Consolidation during a period of two years from the date of the approval of the authorization of Share Consolidations by the shareholders of the Company; or (b)  elect to implement one or more Share Consolidations, and determine the exact consolidation ratio and effective date of such Share Consolidation during a period of two years from the date of the approval of the authorization of Share Consolidations by the shareholders of the Company. The registered office provider is authorized to file the Share Consolidation based on these resolutions and board resolutions to be adopted in relation to such Share Consolidation.

Impact of investigation and charge against our shareholders

On July 1, 2022, Mr. Huajun Gao and Mr. Aimin Kong, each was a major shareholder of the Company, were detained by Nan County Public Safety Bureau of Yiyang City, Hunan Province, China. On July 26, 2022, Nan County People’s Procuratorate (“NCPP”) approved the arrest of Mr. Gao and Mr. Kong, charging them with assisting in illegal online business operation of Nanjing Jinwang Art Purchase E-commerce Co., Ltd. (“Nanjing Jinwang”) and prosecuted them to Nan County People’s Court (the “Court”) in August 2023.

On July 1, 2022, the bank accounts of Nanjing Jinwang were frozen by Nan County Public Safety Bureau, including a trust account into which the customers of the Company deposit their security deposits in order to trade on the Company’s two online trading platforms which the Company had entrusted Nanjing Jinwang for escrow.

Also, on July 1, 2022, Nan County Public Safety Bureau froze certain bank accounts of Kashi Longrui Business Management Services Co., Ltd. (“Kashi Longrui”), Kashi Dongfang Cangpin Culture Development Co., Ltd. (“Kashi Dongfang”) and Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”), all subsidiaries of Jiangsu Yanggu Culture Development Co., Ltd., the variable interest entity of the Company in China because they, each had business relationship with Nanjing Jinwang.

The Court had the hearing in August 2023 and trial in January 2024 and both of Mr. Kong and Mr. Gao were released on bail waiting for the judgement of the Court since February 2024. On May 5, 2025, NCPP filed with the Court to withdraw the charges against Nanjing Jinwang, Mr. Aimin Kong and Mr. Huajun Gao due to lack of evidence to press the charges. On May 8, 2025, the Court ordered to grant the withdrawal of charges against Nanjing Jinwang, Mr. Kong and Mr. Gao by NCCP. On May 15, 2025, Nan County Public Safety Bureau unfroze the bank accounts of Nanjing Jinwang, a related party of the Company. On May 15, 2025, Nan County Public Safety Bureau unfroze the bank accounts of Kashi Longrui, Kashi Dongfang and Nanjing Yanyu. On May 28, 2025, NCCP determined it would not seek to file any charges against Nanjing Jinwang, Mr. Aimin Kong and Mr. Huajun Gao. The investigation and case have been officially closed according to the PRC counsel of the Company, Tahota (Nanjing) Law Firm. All customers can freely transfer their deposits and make their withdrawals based on their actual needs.

Neither the Company nor its VIE or subsidiaries of its VIE have received any notification for enforcement charges from Nan County Public Safety Bureau, other than cash and short-term investment in the frozen bank accounts relating to the Nanjing Jinwang investigation as described above. Mr. Gao and Mr. Kong are not officers, directors or employees of the Company, its VIE or subsidiaries of the VIE until January 23, 2025 when Mr. Kong was appointed as Chief Operating Officer of the Company.

Due to the Nanjing Jinwang case between July 2022 and May 2025, the business operations of the Company have been materially and negatively impacted as its customers may have had concerns regarding the safety of their deposited funds following difficulties they experienced in withdrawing their security deposits through online banking when the bank accounts were frozen. The number of customers who actively traded on our online platform continuously deceased from 15,124 for the six months ended June 30, 2024, to 4,504 for the same period in 2025.

This investigation and case against our related parties had negative impact on our revenue for the six months ended June 30, 2025. Our revenue decreased approximately $0.3 million from approximately $0.4 million for the six months ended June 30, 2024 to approximately $0.1 million for the same period of 2025.

Corporate Information

Our principal executive office is located on the Room 1310, Tower B, Harbour View Building, Eastern District, Hong Kong. Our telephone number is +852-3579-5532. The registered office of the Company is at the Office of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. The Company’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at www.ocgroup.hk and information on our website is not incorporated by reference into the prospectus, this prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of the prospectus, prospectus supplement, any free writing prospectus or any information incorporated by reference herein.

THE OFFERING

Ordinary Shares offered by us	Ordinary Shares having an aggregate offering price of up to $200,000,000.

Ordinary Shares to be outstanding after this offering

Up to 44,222,433 shares, assuming sales of 22,988,506 Ordinary Shares in this offering at an offering price of $8.70 per share, which was the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market on December 10, 2025. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, A.G.P See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds of this offering primarily for the working capital and growth capital purposes. See “Use of Proceeds” on Page S-11 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors, you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “OCG.”

The number of ordinary shares outstanding after this offering is based on 21,233,927 Ordinary Shares outstanding as of December 10, 2025 and excludes, as of such date: 1,247,000 Ordinary Shares issuable upon exercise of warrants at an exercise price of $0.50 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and the accompanying prospectus, and in any prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement and the accompanying prospectus, and the 2024 Form 20-F Annual Report or any report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus supplement and the accompanying prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

The Ordinary Shares offered hereby will be sold in “at the market” offerings, and investors who buy the shares at different times will likely pay different prices.

Sales of the Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made in “at the market” offerings at prevailing market prices at the time of sale. Because these sales, if any, will occur from time to time over an extended period, the prices at which we sell Ordinary Shares may vary. As a result, investors who purchase Ordinary Shares in this offering at different times will likely pay different prices, and the prices paid for Ordinary Shares in this offering may be higher or lower than the prices paid by other investors. Investors may experience a decline in the value of their Ordinary Shares as a result of future sales of Ordinary Shares at prices lower than the prices they paid.

In addition, because we have discretion to determine the timing, prices, and amounts of Ordinary Shares sold in this offering, investors may not be able to predict the number of Ordinary Shares that will be sold, if any, or the prices at which such Ordinary Shares will be sold. The issuance and sale of Ordinary Shares under this offering will reduce the proportionate ownership and voting power of our existing shareholders and may dilute the net tangible book value and earnings per share of investors who purchase Ordinary Shares in this offering. If we sell a substantial number of Ordinary Shares pursuant to this offering, or if investors perceive that such sales could occur, the market price of our Ordinary Shares could decline significantly.

If you purchase securities in this offering, you may suffer immediate dilution of your investment.

The offering prices of our Ordinary Shares may be higher than the net tangible book value per share of our Ordinary Shares. Assuming that we sell Ordinary Shares for aggregate gross proceeds of $2,000,000,000 (before deducting any expenses of the offering) at a price of $8.70 per share, which is the closing price of our Ordinary Shares on Nasdaq on December 10, 2025, you will experience immediate dilution of approximately $3.22 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and price per ordinary share of $8.70. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Therefore, if you purchase securities in this offering, you may pay a price per share of our Ordinary Shares that exceeds our net tangible book value per share after giving effect to this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares. Our failure to apply any of the funds from this offering effectively could have a material adverse effect on our business and cause the price of our Ordinary Shares to decline.

Future issuances or sales, or the potential for future issuances or sales, of our Ordinary Shares may cause the trading price of our Ordinary Shares to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of Ordinary Shares and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our Ordinary Shares to decline and could have an adverse effect on our earnings per share. In addition, future sales of our Ordinary Shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Ordinary Shares could decline due to sales, or the announcements of proposed sales, of a large number of Ordinary Shares in the market, including sales of Ordinary Shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Ordinary Shares or other equity-related securities would have on the market price of our Ordinary Shares.

Our board of directors are authorized to, among other things, issue additional Ordinary Shares or securities convertible or exchangeable into Ordinary Shares, without shareholder approval. We may issue such additional Ordinary Shares or convertible securities to raise additional capital. The issuance of any additional Ordinary Shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted share units, stock appreciation rights, options or warrants to purchase our Ordinary Shares in the future and those stock appreciation rights, options or warrants are exercised, or as the restricted share units settle, our shareholders may experience further dilution. Holders of our Ordinary Shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares or equivalent securities and, therefore, such sales or offerings could result in increased dilution to our shareholders.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on Nasdaq, the market for our Ordinary Shares has demonstrated very limited trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Ordinary Shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Ordinary Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Ordinary Shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Ordinary Shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Ordinary Shares will provide a return to our shareholders.

Resales of our Ordinary Shares in the public market during this offering by our shareholders may cause the market price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares could occur at any time. The issuance of new Ordinary Shares could result in resales of our Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Shares.

This offering may cause the trading price of our Ordinary Shares to decrease.

The price per Ordinary Share together with the number of Ordinary Shares we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Ordinary Shares. This decrease may continue after the completion of this offering.

If we fail to meet all applicable Nasdaq Capital Market requirements, Nasdaq could delist our Ordinary Shares, which could adversely affect the market liquidity of our Ordinary Shares and the market price of our Ordinary Shares could decrease.

Nasdaq monitors our ongoing compliance with its minimum listing requirements and if we fail to meet those requirements and cannot cure such failure in the prescribed period of time, our Ordinary Shares could be subject to delisting from the Nasdaq market. In the event that our Ordinary Shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our Ordinary Shares could be conducted only in the over-the-counter market such as the OTC Pink or the OTCQB. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Ordinary Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules. As a result, we may rely on exemptions from certain corporate governance requirements and holders of our Ordinary Shares may not have the same protections generally available to shareholders of other companies listed on stock exchanges in the United States.

Mr. Aimin Kong, the Chief Operation Officer of the Company, owns 12 million preferred shares of the Company and each preferred share is entitled to participate in the voting at the shareholders' meeting and is entitled to fifteen votes. Because more than 50% of the voting power for the election of our directors will be controlled by Mr. Kong, we are a “controlled company” as defined under Rule 5615(c)(1) of the Nasdaq Listing Rules. As a “controlled company”, we qualify for, exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

We currently do not intend to rely on the corporate governance exemptions available to “controlled companies”, however, we may choose to rely on such exemptions in the future. Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies as long as Mr. Kong controls more than 50% of the voting power of our Company and our Board determines to rely upon one or more of such exemptions.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $200 million from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering primarily for the working capital and growth capital purposes.

Dilution

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our Ordinary Shares and the net tangible book value per share of our Ordinary Shares after this offering.

Our net tangible book value as of June 30, 2025 was $48,542,446 or $2.29 per share of Ordinary Shares. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Ordinary Shares outstanding as of June 30, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by investors in this offering and the as adjusted net tangible book value per share of our Ordinary Shares immediately after this offering.

After giving effect to our Ordinary Shares in this offering, assuming an offering price of $8.70, our as adjusted net tangible book value as of June 30, 2025 would have been $242,379,446, or $5.48 per share of Ordinary Shares. This represents an immediate increase in net tangible book value of $3.19 per share of Ordinary Shares to existing stockholders and an immediate dilution of $3.22 per share of Ordinary Shares to new investors purchasing shares of our Ordinary Shares.

Offering price per share (assuming and using the closing price of 12/10/2025)	$8.70

Net tangible book value per share as of June 30, 2025	$2.29

Increase per share attributable to this offering	$3.19

As adjusted net tangible book value per share as of June 30, 2025 after this offering	$5.48

Dilution per share to new investors	$3.22

The number of ordinary shares outstanding after this offering is based on 21,233,927 Ordinary Shares outstanding as of June 30, 2025 and excludes, as of such date: 1,247,000 Ordinary Shares issuable upon exercise of warrants at an exercise price of $0.50 per share.

A $1.00 increase (decrease) in the assumed offering price of $8.70 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $22,298,851, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $0.51 per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by Ordinary Shares $0.51 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth this prospectus supplement, and after deducting sales agent commission, and estimated offering expenses.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding warrants to purchase Ordinary Shares. To the extent that any of these outstanding warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P., under which we may issue and sell Ordinary Shares from time to time through or to A.G.P. acting as our sales agent or principal. Sales of our Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our Ordinary Shares or to or through a market maker, in negotiated transactions at market prices, and/or any other methods permitted by law. In accordance with the terms of the Sales Agreement, we may offer and sell Ordinary Shares from time to time having an aggregate gross sales price of up to $200,000,000 pursuant to this prospectus supplement.

Each time we wish to issue and sell Ordinary Shares, we will notify the sales agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of the notice, the sales agent has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified in the notice. We may instruct the sales agent not to sell Ordinary Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of Ordinary Shares being made through the sales agent under the Sales Agreement upon proper notice to the other party.

We will pay the sales agent commissions for its services in acting as agent in the sale of our Ordinary Shares. The sales agent will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales price of the shares of our Ordinary Shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the sales agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, and up to an additional $5,000 per quarter for ongoing maintenance expenses in an amount not to exceed $20,000 in the aggregate per fiscal year, as provided in the Sales Agreement. Additionally, we will reimburse the sales agent up to $10,000 each time we file a prospectus supplement or other amendment to the Sales Agreement.

Settlement for sales of Ordinary Shares will occur on the first business day following the date on which any sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

The sales agent will provide written confirmation to us follow the close of trading on Nasdaq Capital Market each day in which Ordinary Shares are sold under the Sales Agreement.

In connection with the sale of Ordinary Shares on our behalf, the sales agent will deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Ordinary Shares.

The offering of the Ordinary Shares pursuant to this prospectus will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to this prospectus, or (ii) the termination of the Sales Agreement as permitted therein.

The Sales Agreement has been filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agent and the sales agent may distribute the prospectus supplement and the accompanying prospectus electronically.

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “OCG.”

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus supplement will be passed upon by Maples and Calder (Hong Kong) LLP. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by FisherBroyles, LLP. Legal matters as to PRC law will be passed upon for us by Tohato Law Firm. FisherBroyles, LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Tohato Law Firm with respect to matters governed by PRC law. The Sales Agent is being represented in connection with this offering by Thompson Hine LLP in U.S. federal law and the laws of the State of New York and Beijing Dacheng Law Offices, LLP (Shanghai) in PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the three years ended December 31, 2024, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Wei, Wei & Co., LLP is located at 133-10, 39th Avenue, Flushing, New York 11354.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold by the Company hereunder. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.ocgroup.hk), other than the Company’s SEC filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

As a foreign private issuer, the Company is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company is not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus supplement (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed on May 15, 2025;

●	The Company’s Reports of Foreign Private Issuer on Form 6-K furnished with the SEC on December 3, 2025, November 26, 2025, November 14, 2025, November 4, 2025, October 27, 2025, September 8, 2025, June 27, 2025, May 27, 2025, May 2, 2025, May 1, 2025, January 28, 2025, January 21, 2025;

●	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39734) filed with the Commission on November 23, 2020, including any amendment and report subsequently filed for the purpose of updating that description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities by means of this prospectus supplement, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus supplement.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus supplement and the accompanying prospectus  is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with the prospectus supplement (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself).We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Oriental Culture Holding LTD, Room 1310, Tower B, Harbour View Building, Easter District, Hong Kong, ATTN: Yi Shao, Chief Executive Officer, telephone number: (852) 3579-5532.

PROSPECTUS

Oriental Culture Holding LTD.

$200,000,000

Ordinary Shares

Preferred Shares

Warrants

Rights and

Units

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of Ordinary Shares, Preferred Shares, warrants to purchase Ordinary Shares or Preferred Shares, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We are a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in Hong Kong and variable interest entity (“VIE”) and its subsidiaries in China and this structure involves unique risks to investors. We are not a Chinese operating company and that our business in China is conducted through contractual arrangements with the VIE and its subsidiaries. However, the VIE agreements have not been truly tested in the courts in China. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— “If the Chinese government determines that the contractual arrangements with the VIE do not comply with applicable regulations, our business could be adversely affected.” And “Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.”

There are legal and operational risks associated with being based in and having our operations in Hong Kong and China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures were published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (“CSRC”), State Secrecy Administration and State Cryptography Administration and became effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange other than the filing requirement with CSRC within three business days after we make any oversea securities offering under New Overseas Listing Rules. Any such future offering pursuant to this Form F-3 will be subject to the New Overseas Listing Rules but the offerings are not contingent upon receipt of approval from the CSRC as the new rules only require the Company to file with CSRC within three business days after the completion of the overseas offering since the Company is already listed on an oversea exchange before the effective date of the New Overseas Listing Rules. We operate our online platforms through our subsidiaries in Hong Kong which are not subject to the laws and regulations of China, and the VIE and its subsidiaries in China provide marketing, warehouse storage and technical maintenance services and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and they don’t have documents and materials which may adversely affect national security or public interests. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook, may impact our ability to accept foreign investments, offer our securities to investors or continue to list on a U.S. or other foreign exchange, and could impact our ability to conduct our business. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, Wei, Wei & Co., LLP is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. See “Risk Factors— The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong and mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our business through our operating subsidiaries in Hong Kong and VIE and its subsidiaries in China. The securities offered in this prospectus are securities of our Cayman Islands holding company, and we do not have any equity ownership of the VIE, instead we receive the economic benefits of the VIE’s business operations and become the primary beneficiary of the VIE for accounting purposes through certain contractual arrangements. VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the business of the operating companies in China might be prohibited or restricted for foreign investment now or in the future. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating companies, but instead own shares of a Cayman Islands holding company. We treat the VIE and its subsidiaries as our consolidated affiliated entities for accounting purposes under U.S. GAAP and not the entities in which we own equity interest.

As of the date of this prospectus, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIEs, or to investors including U.S. investors. The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. To the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, including HKDAEx Limited, China International Assets and Equity of Artworks Exchange Limited, HK Oriental Culture Investment Development Limited, the VIE, and the WFOE (as defined below), such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. See-“Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE” and “Risk Factors— The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and, and cause the value of our securities to significantly decline or be worthless.” The cash transfer among the holding company, its subsidiaries and VIE is typically transferred through payment for intercompany services or intercompany borrowing between holding company, subsidiaries and VIE. Cash transfers have been made to date between the holding company, its subsidiaries, and consolidated VIE, include the following: (1) the VIE paid service fees to HKDAEx in nil and US$45,000 for the fiscal years ended December 31, 2022 and 2021, respectively; (2) our holding company paid service fees to HKDAEx of US$363,000 and US$275,000 for the fiscal years ended December 31, 2022 and 2021, respectively; (3) our holding company loaned US$ 5 million to the VIE and nil to International Exchange and Oriental Culture HK for the fiscal year ended December 31, 2022 and loaned nil to the VIE, US$75,000 to International Exchange and US$1,800,000 to Oriental Culture HK for the fiscal year ended December 31, 2021, respectively; (4) our holding company paid for intangible assets for HKDAEx in nil and US$735,000 for the fiscal years ended December 31, 2022 and 2021, respectively; (5) Oriental Culture HK loaned nil and US$1,000,000 to WFOE for the fiscal years ended December 31, 2022 and 2021, respectively; (6) the WFOE loaned US$124,000 to the VIE for the fiscal years ended December 31, 2022 and 2021, respectively;. See “Condensed and Consolidated Financial Statements” on page 6 and “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” on page 8.

As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. See “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” on page 8.

The Company, we, us, our company, Oriental Culture, OCG, holding company and our are referred to Oriental Culture Holding LTD., a holding company incorporated under the laws of the Cayman Islands and its subsidiaries. We currently conduct our business through China International Assets and Equity of Artworks Exchange Limited (“International Exchange”) and HKDAEx Limited (“HKDAEx”), our operating subsidiaries in Hong Kong and the VIE Jiangsu Yanggu Culture Development Co., Ltd. (“Jiangsu Yanggu”) and its operating subsidiaries Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”), Nanjing Yanqing Information Technology Co., Ltd., (“Nanjing Yanqing”), Kashi Longrui Business Management Services Co., Ltd. (“Kashi Longrui”) and Kashi Dongfang Cangpin Culture Development Co., Ltd. (“Kashi Dongfang”) in China. Jiangsu Yanggu and its shareholders entered into a series of contractual arrangements with Nanjing Rongke Business Consulting Service Co., Ltd. (“WFOE”), a company incorporated in China and a wholly owned subsidiary of HK Oriental Culture Investment Development Limited (“Oriental Culture HK”), which is a holding company incorporated in Hong Kong and a wholly owned subsidiary of Oriental Culture.

As a holding company, we may rely principally on dividends and other distributions on equity paid by our subsidiaries in Hong Kong and China for our cash and financing requirements we may have. If any of our Hong Kong subsidiaries or our WFOE incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. See-“Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE” and “Risk Factors— The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and, and cause the value of our securities to significantly decline or be worthless.” However, neither any of our subsidiaries or the VIE has made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiaries and WFOE via capital contribution or shareholder loans, as the case may be.

Pursuant to General Instruction I.B.5. of Form F-3, in no event we will sell the securities covered hereby in a public primary offering with a value more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates of the Company in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $8.72 million based on the closing price of $0.60 per ordinary share on June 1, 2023 and 14,532,000 ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “OCG.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 14 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, Preferred Shares, warrants to purchase Ordinary Shares or Preferred Shares, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of such document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Oriental Culture”, “OCG,” “we,” “us,” “our,” “the Company,” “the “Registrant”, “holding company” or similar words refer to Oriental Culture Holding LTD., together with our subsidiaries.

“China” or the “PRC” are to the mainland China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

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PROSPECTUS SUMMARY

Overview

We were incorporated under the laws of the Cayman Islands as an offshore holding company and we own 100% of the equity interest in Oriental Culture Development LTD (“Oriental Culture BVI”), which was incorporated under the laws of British Virgin Islands.

Through Oriental Culture BVI, we own 100% of the equity interest in HK Oriental Culture Investment Development Limited (“Oriental Culture HK”), a company formed under the laws of Hong Kong. Through Oriental Culture HK, we own 100% of the equity interest in Nanjing Rongke Business Consulting Service Co., Ltd. (the “WFOE” or “Nanjing Rongke”), a wholly-owned PRC subsidiary of Oriental Culture HK. The WFOE entered into a series of agreements with Jiangsu Yanggu Culture Development Co., Ltd. (“Jiangsu Yanggu” or “VIE”) and Jiangsu Yanggu’s shareholders, through which we have satisfied conditions for consolidation of the VIE under U.S. GAAP as Jiangsu Yanggu is considered a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Jiangsu Yanggu no longer have the characteristics of a controlling financial interest, and the Company, through its WFOE, becomes the primary beneficiary of the VIE for accounting purposes.

We own 100% equity interest in China International Assets and Equity of Artworks Exchange Limited (the “International Exchange”), a company incorporated under the laws of Hong Kong. International Exchange provides an online platform to facilitate collectibles and artwork trading e-commerce and became our subsidiary as a result of the reorganization of the common control of Oriental Culture and International Exchange. We own 100% equity interest in HKDAEx Limited (“HKDAEx”), a company incorporated under laws of Hong Kong. HKDAEx provides our customers with online trading platform for products and commodities other than collectible and artwork in Hong Kong.

Nanjing Yanqing Information Technology Co., Ltd., (“Nanjing Yanqing”) and Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”) are wholly-owned subsidiaries of Jiangsu Yanggu in China. Their primary business is to provide technical and other support for online collectibles and art e-commerce business for our Hong Kong subsidiaries, and to sell software applications and provide support services to our affiliates and third parties.

Kashi Longrui Business Management Services Co., Ltd. (“Kashi Longrui”) is a wholly-owned subsidiary of Nanjing Yanqing, and its primary business is to provide online and offline marketing service for our e-commerce platform’s members and other related services.

Kashi Dongfang Cangpin Culture Development Co., Ltd. (“Kashi Dongfang”) is a wholly-owned subsidiary of Nanjing Yanqing and its primary focus is to provide online and offline warehouse management services for our e-commerce platform’s registered members.

Zhongcang Warehouse Co., Ltd. (“Zhongcang”) is a joint venture by Kashi Longrui with third parties namely Zhonglianxin Industry Group (Hunan) Co., Ltd., Nanjing Zhonghao Culture Media Limited, and Zhengjiang Culture Tourism International Cultural and Creative Industry Park Development Co., Ltd. to provide warehouse services to our customers. Kashi Longrui owned 18% of Zhongcang.

We, through our subsidiaries in Hong Kong are an online provider of collectibles and artwork e-commerce services, which allow collectors, artists and art dealers and owners to access a much bigger market where they can engage with a wider range of collectibles or artwork investors than they could likely encounter without our platforms. We currently facilitate trading by individual and institutional customers of all kinds of collectibles, artwork and certain commodities on our leading online platforms owned by our subsidiaries in Hong Kong, namely the China International Assets and Equity of Artworks Exchange Limited and HKDAEx Limited. We also provide online and offline integrated marketing, warehouse storage and technical maintenance services to our customers through the VIE and its subsidiaries in China. We currently are in the process of developing business and services relating to NFT (non-fungible token) for cultural and artwork collections as well as a metaverse project.

We are a holding company incorporated in the Cayman Islands. Our securities offered in this prospectus are securities of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through our operating subsidiaries in Hong Kong and the VIE and its subsidiaries in China. VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the business of the operating companies in China might be prohibited or restricted for foreign investment now or in the future. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating companies, but instead own shares of a Cayman Islands holding company. Neither we nor our subsidiaries own any shares in the VIE, Jiangsu Yanggu. Instead, we have satisfied conditions for consolidation of the VIE under U.S. GAAP and become the primary beneficiary of the VIE for accounting purposes through a series of contractual arrangements (the “VIE Agreements”). We evaluated the guidance in FASB ASC 810 and determined that Jiangsu Yanggu is a VIE. A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. Our WFOE has the power to direct activities at Jiangsu Yanggu that most significantly impact Jiangsu Yanggu’s economic performance, and has the right to receive benefits from Jiangsu Yanggu. As such, the WFOE is the primary beneficiary of the VIE, for accounting purposes, based upon such contractual arrangements. Accordingly, under U.S. GAAP, the financial results of the VIE are consolidated in our financial statements. In addition, these VIE agreements have not been truly tested in the courts in China. Investors of our securities of will not own any equity interests in the VIE, but instead own shares of a Cayman holding company. Chinese regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or value of our securities we are registering for sale, including that it could cause the value of our securities to significantly decline or become worthless.

The VIE structure is subject to various risks. For example, the contractual arrangements may not be as effective as direct ownership in providing us with control over Jiangsu Yanggu. We expect to rely on the performance by the VIE shareholders of their respective obligations under the contracts to exercise our rights over Jiangsu Yanggu. The VIE shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks will exist throughout the period in which we operate our business in China through the contractual arrangements. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation or other legal proceedings which could be a lengthy process and very costly.

Jiangsu Yanggu and its subsidiaries are incorporated and operating in mainland China and they have received all required permissions from Chinese authorities to operate its current business in China, which are their business licenses. Each of Jiangsu Yanggu and its subsidiaries has registered with local State Administration for Market Supervision of China (“SAMR”) and received a license from SAMR called “Business License” with its company name, name of its legal representative, incorporation date, expiration date and approved business scope on such Business License for our current business and operations in China. Other than the business licenses, the VIE and its subsidiaries are not required to obtain permit and approval from Chinese authorities to operate our business and to offer the securities being registered to foreign investors, except for the filing requirement with CSRC within three business days after we make any oversea securities offering under New Overseas Listing Rules. We, our subsidiaries, or VIE and its subsidiaries are not covered by permissions requirements from the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency that is required to approve the VIE’s business and operations. As the VIE and its subsidiaries provide marketing, warehouse storage and technical maintenance services in China, based on the advice of our PRC counsel Jiangsu Taikun Law Firm, we do not believe that we, our subsidiaries, the VIE and its subsidiaries are a Critical Information Infrastructure Operator (“CIIO”) or Online Platform Operators as defined in Cybersecurity Review Measures published by Cyberspace Administration of China, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration on December 28, 2021 and became effective on February 15, 2022. As of the date of this prospectus, we, our subsidiaries, the VIE and its subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities being registered for sale to foreign investors other than the filing requirement with CSRC within three business days after we make any oversea securities offering under New Overseas Listing Rules, (2) are not subject to permission requirements from China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (“CAC”) or any other authority that is required to approve of the VIE’s operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting.  The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omission, which may result in a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. We are subject to the relevant filing procedures of the CSRC in connection with our overseas offerings under the New Overseas Listing Rules, including any future offering pursuant to this Form F-3 but the offerings are not contingent upon receipt of approval from the CSRC as the new rules only require the Company to file with CSRC within three business days after the completion of the overseas offering since the Company is already listed on an oversea exchange before the effective date of the New Overseas Listing Rules. We are registering the shares under this Form F-3 without any actual offering, and we may, from time to time in the future in one or more offerings, offer and sell up to $200,000,000 securities of the Company. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Therefore, we don’t believe that we need to make filings under New Overseas Listing Rules for the registration statement on Form F-3 as the CSRC filing under New Overseas Listing Rules is required within three business days after the completion of the overseas offering as an existing listed company. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. We operate our online platforms through our subsidiaries in Hong Kong which are not subject to the laws and regulations of China, and the VIE and its subsidiaries in China provide marketing, warehouse storage and technical maintenance services and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and they don’t have documents and materials which may adversely affect national security or public interests. However, given the current PRC regulatory environment, it is uncertain whether we, our PRC subsidiary or VIE and its subsidiaries, will be able to obtain such permission or be required to obtain other permission from the PRC government to continue listing on U.S. exchanges or offer its securities in the future, and even when such permission is obtained, whether it will be denied or rescinded. If we, our subsidiaries, or the VIE and its subsidiaries do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, cause the value of our securities to significantly decline or become worthless and could result in a material and negative impact on our business operations, including fines or penalties imposed by the relevant PRC regulatory authority, revocation of VIE and its subsidiaries’ business licenses and suspension of their respective business operations.

There are legal and operational risks associated with being based in and having all our operations in Hong Kong and China. These risks could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China- based issuers, could result in a material change in our operations and/or the value of our securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and, and cause the value of our securities to significantly decline or be worthless; and – Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.” Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange, except for the filing requirement with CSRC within three business days after we make any oversea securities offering under New Overseas Listing Rules. We operate our online platforms through our subsidiaries in Hong Kong which are not subject to the laws and regulations of China, and the VIE and its subsidiaries in China provide marketing, warehouse storage and technical maintenance services and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and they don’t have documents and materials which may adversely affect national security or public interests. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook. See “Risk Factors – Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.”

Our independent registered public accounting firm that issues the audit report included in our annual report which is incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in New York City, and has been inspected by the PCAOB on a regular basis with the last inspection in 2020 and is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our auditor. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act and related regulations, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list and trade our ordinary shares on Nasdaq, which could materially impair the market price for our securities.

Our operating entities in Hong Kong and China provide customers with comprehensive services, including account opening, art investment education, market information, research, real-time customer support, and artwork and collectibles warehousing services. Most services are delivered online through our proprietary client software and call center. Our client software provides not only market information and analysis, but also interactive functions including live discussion boards and instant messaging with customer service representatives, which we believe enhances our customers’ engagement.

Our operating entities in Hong Kong and China generate revenue from our services in connection with the trading of artwork, collectibles and certain commodities on our platforms, primarily consisting of listing service fees, transaction fees, marketing services fees and other revenues generated from traders (our customers).

Listing service fees

One-time nonrefundable listing service fees are collected from traders for listing their products on the platform. Our only performance obligation is to provide the listing on our platform. We recognize the related revenue upon the completion of our performance obligations which is when the customers’ products are successfully listed on our platforms. The fees are determined by contracts with the customers as a fixed percentage of the listing price. For some products, we may negotiate a flat rate instead of a percentage of the listing price. For listing service contracts in which the related performance obligations can be completed within a short period of time, we recognize the related revenue upon the completion of our performance obligations.

Transaction fee revenue

Transaction fee revenue is generally calculated based on the transaction value of collectibles, artwork, and commodities per transaction. Transaction value is the dollar amount of the purchase and sale of the collectibles, artwork, and commodities after they are listed on our platform. Our performance obligation by our operating entities is to facilitate the trading transactions. Transaction fee revenue is recognized and collected at the time when the transaction is completed. Transaction fee revenue also includes predetermined monthly transaction fees for select traders with large transactions and are negotiated on a case by case basis. Predetermined transaction fees are recognized and earned over the specified service period. Predetermined transaction fees received in advance of the specified service period are recorded as deferred revenue.

In 2018, the Company started a customer reward points program, pursuant to which reward points were issued for opening a new account or referring customers to open accounts with us during our promotion period. In that regard, customers are required to redeem certain reward points for new listings along with the regular listing services fees. If a customer does not own any reward points, he/she can purchase them from other customers on our platform. We do not record revenue when customers redeem any points as it is considered as a prerequisite for a new listing in addition to the regular services fees. The points are traded by and among our customers on the platform and we charge a transaction fee from such points trading. We assessed if a material right existed when we initially issued the reward points and if the reward points represent a separate performance obligation. In general, the points were given to customers based on existing accounts or promotions without the customers having to acquire services from the Company, therefore there was no material right and no separate performance obligation exists.

Marketing service fees

Marketing service fees are usually collected after we complete our services and includes the following type of services:

(1)	For certain marketing service agreements, we assist our customers in connection with his/her listing and trading of his/her collectible/artwork or commodities on our platform, which mainly includes consultation and supporting services of the marketability for the collectible/artwork or commodities; assessing its market value and market acceptance for the collectible/artwork or commodities; and assisting in the application and legal protection required for the customer’s collectible/artwork or commodities to be approved for listing on our platforms. For marketing service contracts in which the related performance obligations can be completed within a short period of time, we recognize the related revenue upon the completion of our performance obligations.

(2)	Marketing service agreements also includes providing promotional services for customers’ items as where to place ads on well-known cultural or art exchange websites in China, to provide online and offline marketing services including cooperation with auction houses and participate in industry-related exhibitions and fairs.

The marketing service fees are charged on a fixed fee basis, which are based on the type of listing session that the customer applies for and whether the customer has listed and sold its collectible on other platforms before, and they were not tied to the type or value of the underlying collectible, artwork or commodities. Marketing service contracts and fees are recognized upon the completion of all performance obligations.

Other revenues

Other revenues primarily include other service fees for IT technical support to customers and revenues from agency recommendation fees. IT technical support fees are negotiated on a case by case basis and are recognized when the related services have been performed based on the specific terms of the contract. Agency recommendation fees are mainly training and consulting services provided to certain traders/agents for them to become qualified. Upon completion of the training and consultation, these qualified traders/agents may introduce our platform and services to potential customers to list their collectibles and artwork with us for a fee or promote their own products on our platforms. Our performance obligation is completed and revenue is recognized upon completion of training and related consulting services.

Set forth below is selected consolidating statements of income and cash flows for the years ended December 31, 2022 and 2021 and selected balance sheet information as of December 31, 2022 and 2021 showing financial information for the Company (excluding the VIEs), the VIEs, eliminating entries and consolidated information.

ORIENTAL CULTURE HOLDING LTD AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Holding	HK Subsidiaries	BVI		Elimination		Total outside PRC	WFOE	VIE	Elimination		Total inside PRC	Elimination			Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,452,747	$35,299	$				$14,488,046	$817,659	$1,883,128			$2,700,787	$			$17,188,833
Restricted cash									11,796,388			11,796,388				11,796,388
Short-term investment
Restricted investment									4,703,323			4,703,323				4,703,323
Accounts receivable, net		207					207									207
Accounts receivable, related party									29,311			29,311				29,311
Other receivables and prepaid expenses	1,324,063	10,803					1,334,866		3,107,080			3,107,080				4,441,946
Deposit
Other receivable related party									3,421,345			3,421,345				3,421,345
Other receivable - intercompany	3,224,949	1,000,000			(3,224,949	)(d1)	1,000,000	182,959	9,300,687			9,483,646		(1,000,000	)(d2)
														(9,000,690	)(d3)
														(299,997	)(d4)(d5)
Other receivable - VIE		100,189					100,189	40,619,835		(40,619,835	)(b)			(100,189	)(d4)
Escrow	600,000						600,000							(182,959	)(d5)	600,000
Total current assets	19,601,759	1,146,498			(3,224,949)		17,523,308	41,620,453	34,241,262	(40,619,835)		35,241,880		(10,583,835)		42,181,353
												-
PROPERTY AND EQUIPMENT, NET		5,937					5,937		9,417,776			9,417,776				9,423,713

OTHER ASSETS
Certificate deposit
Right of use assets		34,345					34,345									34,345
Escrow
Investment									932,552			932,552				932,552
Intangible assets, net		740,697					740,697		76,188			76,188				816,885
Investment in subsidiaries	39,653,486			40,620,453	(39,268,629	)(a)	41,005,310							(41,005,310	)(c)
Other receivable - intercompany														-
Total other assets	39,653,486	775,042		40,620,453	(39,268,629)		41,780,352		1,008,740			1,008,740		(41,005,310)		1,783,782
												-
Total assets	59,255,245	$1,927,477		40,620,453	(42,493,578)		$59,309,597	$41,620,453	$44,667,778	(40,619,835	)(b)	$45,668,396		$(51,589,145)		$53,388,848

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	70,000	$103	$				$70,103		$2,889,312			$2,889,312	$			$2,959,415
Accounts payable - related parties									28,727			28,727				28,727
Deferred revenue									449,037			449,037				449,037
Other payables and accrued liabilities		11,770					11,770		278,380			278,380				290,150
Taxes payable									13,372			13,372				13,372
Lease liability - Current		20,808					20,808									20,808
Other payable - intercompany		2,985,193			(2,985,193	)(d1)		1,000,000	389,115			1,389,115		(1,000,000	)(d2)
														(178,116	)(d5)
														(460,935	)(d4)
Other payable - VIE	9,569,397	249,936					9,819,333							(9,569,397	)(d3)
Total current liabilities	9,639,397	3,267,810			(2,985,193)		9,922,014	1,000,000	4,047,943			5,047,943		(11,208,448)		3,761,509

Lease liability - Non-current		11,491					11,491									11,491

Total liabilities	9,639,397	3,279,301			(2,985,193)		9,933,505	1,000,000	4,047,943			5,047,943		(11,208,448)		3,773,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Capital	22,350,828	1,495,505			(1,495,505	)(a)	22,350,828		113,299	(113,299	)(b)					22,350,828
Subscription receivable
Statutory reserves	124,757					(a)	124,757		124,757	(124,757	)(b)					124,757
Retained earnings	28,315,319	(2,839,315)		42,078,998	(39,239,683	)(a)	28,315,319	42,078,998	42,087,312	(42,087,312	)(b)	42,078,998		(42,078,998	)(c)	28,315,319
Accumulated other comprehensive income (loss)	(1,175,056)	(8,014)		(1,458,545)	1,226,803	(a)(d1)	(1,414,812)	(1,458,545)	(1,705,533)	1,705,533	(b)	(1,458,545)		1,698,301 (c)(d3-d5)		(1,175,056)
Total shareholders’ equity	49,615,848	(1,351,824)		40,620,453	(39,508,385)		49,376,092	40,620,453	40,619,835	(40,619,835)		40,620,453		(40,380,697)		49,615,848

Total liabilities and shareholders’ equity	$59,255,245	$1,927,477		$40,620,453	(42,493,578)		$59,309,597	$41,620,453	$44,667,778	(40,619,835)		$45,668,396		$(51,589,145)		$53,388,848

(a)	To eliminate holding company’s investment of subsidiaries outside PRC.
(b)	To eliminate receivable as result of contractual agreement from VIE with VIE’s equity.
(c)	To eliminate holding company’s investment of WFOE.
(d)	To eliminate intercompany balances:

	Due from	Due to	Amount
(1)	HK subsidiaries	Holding	3,224,949	intercompany borrowing
(2)	WFOE	HK subsidiaries	1,000,000	intercompany borrowing
(3)	Holding	VIE	9,000,690	Real estate deposit paid by VIE, refunded to Holding
(4)	HK subsidiaries	VIE	460,935	Intercompany balance
(5)	WFOE	VIE	178,116	Intercompany balance

ORIENTAL CULTURE HOLDING LTD AND SUBSIDIARIES

UNAUDITED CONDENDSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2022

	Holding		HK Subsidiaries		BVI		Elimination		Total outside PRC		WFOE		VIE	Elimination			Total inside PRC	Elimination		Consolidated
Operating revenues	$		$		$				$		$		$17,813,254	$			$17,813,254	$(115	)(c)	$17,813,139
Cost of revenues		(6,560)		(30,429)						(36,989)			(959,470)				(959,470)			(996,459)
Gross profit		(6,560)		(30,429)						(36,989)			16,853,784				16,853,784	(115)		16,816,680
Operating expenses		(2,862,517)		(1,239,660)						(4,102,177)			(10,125,268)				(10,125,268)	115	(c)	(14,227,329)
Income from operations		(2,869,077)		(1,270,089)						(4,139,166)			6,728,516				6,728,516			2,589,351
Other income(expense)		59,758		(176)						59,582		618	590,947				591,565			651,147
Provision for income tax													(4,812)				(4,812)			(4,812)
Income from VIE												7,314,651			(7,314,651	)(b)
Income from subsidiaries		6,045,005				7,315,269	(6,045,005	)(a)		7,315,270								(7,315,270	)(d)
Net income		$3,235,686		$(1,270,265)		$7,315,269	(6,045,005)			$3,235,686		$7,315,269	$7,314,651		$(7,314,651)		$7,315,269	$(7,315,270)		$3,235,686

(a)	to eliminate outside PRC subsidiaries income from Holding.
(b)	to eliminate VIE income by WFOE.
(c)	to eliminate intercompany revenue and expenses for services provided by the Company’s HK subsidiary to its VIE.
(d)	to eliminate WFOE investment income by Holding.

ORIENTAL CULTURE HOLDING LTD AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Holding	HK Subsidiaries	BVI	WFOE	VIE	Total	Elimination	Consolidated
Net cash provided by (used in) operating activities	$(8,634,040)	$21,641	$	$(182,341)	$7,583,355	$(1,211,385)	$	$(1,211,385)
Net cash provided by (used in )investing activities		(6,408)			614,879	608,471	$	608,471
Net cash provided by (used in) financing activities	1,000,000					1,000,000	$	1,000,000
Effect of exchange rate		3,050			(812,962)	(809,912)	$	(809,912)
Net increase in cash and cash equivalents	(7,634,040)	18,283		(182,341)	7,385,272	(412,826)	$	(412,826)
CASH AND CASH EQUIVELENTS, beginning of year	22,086,787	17,015		1,000,000	6,294,245	29,398,047	$	29,398,047
CASH AND CASH EQUIVELENTS, end of year	$14,452,747	$35,298	$	$817,659	$13,679,517	$28,985,221	$	$28,985,221

Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.

We are an online provider of collectibles and artwork e-commerce services and we facilitate trading by individual and institutional customers of all kinds of collectibles, artworks and certain commodities on our leading online platforms owned by our subsidiaries in Hong Kong, namely the China International Assets and Equity of Artworks Exchange Limited and HKDAEx Limited. We also provide online and offline integrated marketing, warehouse storage and technical maintenance services to our customers through the VIE and its subsidiaries in China.

Our PRC operating entities receive their revenues in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, the Company may rely on certain dividend payments from our subsidiaries in Hong Kong and WFOE in China. Our WFOE receives payments from Jiangsu Yanggu, pursuant to the VIE Agreements. WFOE may make distribution of such payments to Oriental Culture HK as dividends.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary, WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiaries, our subsidiary in British Virgin Islands and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. There is also no restriction and limitations on the ability of the WFOE to settle amounts owed by VIE under the VIE agreements as both companies are incorporated in China and the amount to be settled will be in RMB without foreign exchange control.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries, VIE and its subsidiaries in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations discussed in this section.

As of the date of this prospectus, neither the WFOE nor any of our subsidiaries in Hong Kong has made any dividends or distributions to the Company, the Company has not made any dividends or distribution to its investors. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

As of the date of this prospectus, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIEs, or to investors including the U.S. investors. The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. To the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, including HKDAEx, International Exchange, Oriental Culture HK, the VIE, and the WFOE, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. The cash transfer among the holding company, its subsidiaries and VIE is typically transferred through payment for intercompany services or intercompany borrowing between holding company, subsidiaries and VIE. There are no tax consequences for the intercompany borrowings and the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

During the fiscal years ended December 31, 2022 and 2021, cash transfers between our Company, our subsidiaries, and the VIE were as follows:

For the Fiscal Year Ended December 31, 2022
			Approximate
No.	Transfer From	Transfer To	Value (US$)	Type
1	Holding	HK Subsidiary	$363,000	Cash (payment for services provided by HK subsidiary)
2	Holding	VIE	$5,000,000	Cash (payment on behalf of VIE)
3	WFOE	VIE	$124,000	Cash (payment for construction of VIE)

For the Fiscal Year Ended December 31, 2021
No.	Transfer From	Transfer To	Approximate Value (US$)	Type
1	VIE	HKDAEx	$45,000	Cash (payment for services provided by HK subsidiary)
2	OCG	HKDAEx	$275,000	Cash (payment for services provided by HK subsidiary)
3	OCG	International Exchange	$75,000	Cash (Intercompany borrowing)
4	OCG	Oriental Culture HK	$1,800,000	Cash (Intercompany borrowing)
5	OCG	HKDAEx	$735,000	Cash (payment for intangible assets)
6	Oriental Culture HK	WFOE	$1,000,000	Cash (Intercompany borrowing)

Impact of COVID-19

Beginning in late 2019, there were reports of the COVID-19 (coronavirus) that has surfaced, the pandemic quickly spread to many provinces, autonomous regions, and cities all over the China and Hong Kong. To the prevention and control of the spread of the pandemic, the Chinese governments issued administrative orders to impose travel and public gathering restrictions as well as to work from home and self-quarantine. The Company primarily conducts its business operations through its operating subsidiaries and VIE in Hong Kong and China. In response to the evolving dynamics related to the COVID-19 outbreak, the Company has followed the guidelines of local government authorities as it prioritizes the health and safety of its employees, clients, contractors, suppliers and business partners. Our business, financial condition, and results of operations were adversely affected by the outbreak of COVID-19 when we closed our warehouse for collectibles and artwork traded on our platform as required by relevant Chinese government authorities during COVID-19 outbreak, the appraisals for certain collectibles and artwork were delayed from the beginning of February to mid-March 2020, resulting in delays of the subsequent listing process of such collectibles and artworks, thus affected us providing marketing services for potential new products and our ability to generate marketing service fees during the first half of 2020. Also, our customers required additional time to pay us or failed to pay us which required us to record additional allowances during the first half of 2020.

Starting in July 2020, our business has recovered as individuals and entities resumed their business activities which were delayed or postponed due to the COVID-19 outbreak. However, travel restrictions, quarantine requirements and/or temporary closure of office buildings and facilities have been imposed by local governments due to the outbreak of Omicron variant in Hong Kong and many cities in China, including Shenzhen, Xi’an, Shanghai, Guangzhou, Nanchang and Taiyuan in 2022. In early December 2022, Chinese government eased the strict control measure for COVID-19, which has led to surge in increased infections and disruption in our business operations in December 2022 and January 2023. Any future impact of COVID-19 on our operation results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and resurgence of COVID-19 variants and the actions taken by government authorities to contain COVID-19 or treat its impact, almost all of which are beyond our control. Due to the significant uncertainties surrounding any further outbreak or resurgence of COVID-19 and actions that might be taken by governmental authorities, the extent of the future business disruption and the related financial impacts on our business cannot be reasonably estimated at this time.

Impact of investigation from our related party

On July 1, 2022, Mr. Huajun Gao and Mr. Aiming Kong, each an 11.5% shareholder of Oriental Culture Holding LTD (the “Company”), were detained by Nan County Public Safety Bureau of Yiyang City, Hunan Province, China. On July 26, 2022, Nan County People’s Procuratorate approved the arrest of Mr. Gao and Mr. Kong with charge of illegal business operation of Nanjing Jinwang Art Purchase E-commerce Co., Ltd., a company controlled by Mr. Gao and Mr. Kong (“Nanjing Jinwang”). On July 1, 2022, the bank accounts of Nanjing Jinwang were frozen by Nan County Public Safety Bureau, including a trust account into which the customers of the Company deposit their security deposits in order to trade on the Company’s two online trading platforms which the Company has entrusted Nanjing Jinwang for escrow.

Also, on July 1, 2022, Nan County Public Safety Bureau froze certain bank accounts of Kashi Longrui Business Management Services Co., Ltd. (“Kashi Longrui”), Kashi Dongfang Cangpin Culture Development Co., Ltd. (“Kashi Dongfang”) and Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”), all subsidiaries of Jiangsu Yanggu Culture Development Co., Ltd., the variable interest entity of the Company in China (the “VIE”) because they, each had business relationship with Nanjing Jinwang.

Neither the Company nor its VIE or subsidiaries of its VIE has received any notification for enforcement charges from Nan County Public Safety Bureau, other than cash and short term investment in the frozen bank accounts with balances totaling approximately $16.5 million and due from Nangjng Jinwang of approximately $3.4 million relating to the Nanjing Jinwang investigation as described above as of December 31, 2022. Currently the customers can freely transfer their deposits through the bank and make their withdrawals based on their actual needs. Mr. Gao and Mr. Kong are not officers, directors or employees of the Company, its VIE or subsidiaries of the VIE.

Due to the investigation of Nanjing Jinwang and frozen bank accounts, the business operations of the Company have been materially and negatively impacted as its customers experienced difficulties withdrawing their security deposits through online banking and have concerns regarding their deposited funds. The Company has taken remedial measures to assist its customers in withdrawing security deposits, such as through manual and in person application with the bank to transfer funds, so that they will have confidence in the Company and continue to list and trade art and collectible products on the online platforms of the Company. However, there can be no assurance that these measures will restore customer confidence in using the Company’s services efficiently or at all.

The investigation of Mr. Gao, Mr. Kong and Nanjing Jinwang is ongoing. The Company has and will continue to communicate with Nan County Public Safety Bureau and other government authorities to obtain more information regarding the investigation and to attempt to unfreeze the bank accounts for the subsidiaries of the VIE. The Company will monitor the development of the investigation and will provide additional information concerning its impact on the Company’s business in due course.

Our Organizational Structure

The Company’s organizational chart as of the date of this prospectus is as follows:

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by Special Administrative Measures (Negative List) for Foreign Investment Access, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. Our Company and the WFOE are considered as foreign investors or foreign invested enterprises under PRC law. These contractual arrangements with our variable interest entity and its shareholders enable us to satisfy conditions for consolidation of the VIE under U.S. GAAP as Jiangsu Yanggu is considered a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Jiangsu Yanggu no longer have the characteristics of a controlling financial interest, and the Company, through its WFOE, becomes the primary beneficiary of the VIE for accounting purposes.

The WFOE effectively assumed management of the business activities of our variable interest entity through a series of agreements which are referred to as the VIE Agreements, including a Technical Consultation and Service Agreement, a Business Cooperation Agreement, an Equity Pledge Agreement, an Equity Option Agreement, and a Voting Rights Proxy and Financial Supporting Agreement. Through the VIE Agreements, the WFOE has the right to advise, consult, manage and operate the variable interest entity for an annual consulting service fee in the amount of 100% of the variable interest entity’s net profit. The shareholders of the variable interest entity have pledged all of their right, title and equity interest in the variable interest entity as security for the WFOE to collect consulting services fees provided to the variable interest entity through the Equity Pledge Agreement. In addition, the variable interest entity’s shareholders have granted the WFOE an exclusive right and option to acquire all of their equity interests in the variable interest entity through the Equity Option Agreement.

The material terms of the VIE Agreements by WFOE, Jiangsu Yanggu and its shareholders are as follows:

Technical Consultation and Service Agreement. Pursuant to the Technical Consultation and Service Agreement between the WFOE and Jiangsu Yanggu dated May 8, 2019, the WFOE has the exclusive right to provide consultation and services to Jiangsu Yanggu in the areas of funding, human resources, technology and intellectual property rights. For such services, Jiangsu Yanggu agrees to pay service fees in the amount of 100% of its net income and also has the obligation to absorb 100% of its own losses. The WFOE exclusively owns any intellectual property rights arising from the performance of this Technical Consultation and Service Agreement. The amount of service fees and the payment term can be amended by the WFOE with Jiangsu Yanggu’s consultation and implementation. The term of the Technical Consultation and Service Agreement is 20 years. The WFOE may terminate this agreement at any time by giving 30 days’ written notice to Jiangsu Yanggu.

Equity Pledge Agreement. Pursuant to those Equity Pledge Agreements among the WFOE, Jiangsu Yanggu and Jiangsu Yanggu’s shareholders dated May 8, 2019, amended on January 28, 2021 (collectively, the “Pledge”), each of Jiangsu Yanggu’s shareholders pledged all of its equity interests in Jiangsu Yanggu to the WFOE to guarantee Jiangsu Yanggu’s performance of relevant obligations and indebtedness under the Technical Consultation and Service Agreement and other VIE agreements (collectively, the “VIE Agreement”). If Jiangsu Yanggu breaches its obligations under the VIE Agreement, the WFOE, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests in order to recover the damages associated with such breaches. The Pledge shall be continuously valid until all of Jiangsu Yanggu’s shareholders are no longer shareholders of Jiangsu Yanggu, or until the satisfaction of all Jiangsu Yanggu’s obligations under the VIE Agreement.

Equity Option Agreement. Pursuant to those Equity Option Agreements among the WFOE, Jiangsu Yanggu and Jiangsu Yanggu’s shareholders dated May 8, 2019, amended on January 28, 2021, WFOE has the exclusive right to require that Jiangsu Yanggu’s shareholders fulfill and complete all approval and registration procedures required under PRC laws for the WFOE to purchase, or designate one or more persons to purchase, such shareholders’ equity interests in Jiangsu Yanggu, in one or multiple transactions, at any time or from time to time, at the WFOE’s sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws. The Equity Option Agreements shall remain effective until all of the equity interests owned by Jiangsu Yanggu’s shareholders have been legally transferred to the WFOE or its designee(s).

Voting Rights Proxy and Financial Supporting Agreement. Pursuant to those Voting Rights Proxy and Financial Supporting Agreements among the WFOE, Jiangsu Yanggu and Jiangsu Yanggu’s shareholders dated May 8, 2019, amended on January 28, 2021, Jiangsu Yanggu’s shareholders irrevocably appointed the WFOE or the WFOE’s designee to exercise all of his or her rights as a shareholder of Jiangsu Yanggu under the Articles of Association of Jiangsu Yanggu, including but not limited to the power to exercise all such shareholder’s voting rights with respect to all matters to be discussed and voted in Jiangsu Yanggu shareholder meetings. The term of the Voting Rights Proxy and Financial Supporting Agreements is 20 years.

Although the VIE Contractual Arrangements have been widely adopted by PRC companies seeking for listing aboard, such arrangements have not been truly tested in any of the PRC courts. This type of corporate structure may affect you and the value of your investment in the Company including that the Company may incur substantial costs to enforce the terms of the VIE arrangements. The PRC legal system could limit our ability to enforce the VIE agreements, through arbitration, litigation, and other legal proceedings, which could limit our ability to enforce the VIE agreements and consolidate the VIE under U.S. GAAP. Furthermore, these contracts may not be enforceable in the PRC if the PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the VIE agreements or assert our contractual rights over the business and assets of VIE and its subsidiaries that conduct our operations, our securities may decline in value or become worthless.

Corporate Information

Our principal executive office is located on the Room 1402, Richmake Commercial Building, 198-200 Queen’s Road Central, Hong Kong. Our telephone number is +852-21103909. We maintain a website at www.ocgroup.hk that contains information about our Company, though no information contained on our website is part of this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “OCG”

The Offering

Issuer	Oriental Culture Holding LTD.

Securities We May Offer	We may offer up to $200,000,000 in aggregate amount of our ordinary shares and preferred shares, warrants, rights, either individually or in units.

Use of Proceeds	We will use the net proceeds from the sale of our securities for general corporate purposes.

Risk Factors	See “Risk Factors” on page 14 and other information we include or incorporate by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

NASDAQ Market Symbol	OCG

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on May 1, 2023, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

If the Chinese government determines that the contractual arrangements with the VIE do not comply with applicable regulations, our business could be adversely affected.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements with Jiangsu Yanggu and its shareholders. Although we have been advised by our PRC counsel Jiangsu Taikun Law Firm that based on their understanding of the current PRC laws, rules and regulations, the contractual arrangements, as well our ability to enforce our rights thereunder, comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, we cannot assure you that the PRC regulatory authorities will not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. In addition, new PRC laws, rules and regulations may be introduced from time to time to impose additional requirements that may be applicable to our contractual arrangements. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual rights over the business and assets of PRC subsidiaries or the VIE and its subsidiaries that conduct all or substantially all of our operations in China.

The Chinese government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new Chinese laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future Chinese laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations and the securities we are registering may decline in value or become worthless.

We conduct our operations in China through the VIE Jiangsu Yanggu, which entered into a series of contractual arrangements by and among WFOE, the VIE and its shareholders. These contractual agreements enable us to (i) exercise contractual rights over the VIE, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive call option to purchase all or part of the equity and asset interests in the VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we consolidate financial results of the VIE in our financial statements under U.S. GAAP.

In the opinion of our PRC legal counsel Jiangsu Taikun Law Firm, (i) the ownership structures of the VIE and WFOE in China are not in violation of mandatory provisions of applicable PRC laws and regulations currently in effect; and (ii) the agreements under the contractual arrangements among WFOE, the VIE and its shareholders governed by PRC law are valid and binding upon each party to such agreements and enforceable against each party thereto in accordance with their terms and applicable PRC laws and regulations currently in effect. However, we have been further advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. If we or the VIE are determined to be in violation of any existing or future PRC laws, rules or regulations or fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of Jiangsu Yanggu and/or voiding the contractual arrangements;

●	discontinuing or restricting the operations of Jiangsu Yanggu and its subsidiaries;

●	imposing conditions or requirements with which we or Jiangsu Yanggu may not be able to comply;

●	requiring us to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from our offering to finance our business and operations in China; or

●	imposing fines or other forms of economic penalties.

As we do not have direct ownership of Jiangsu Yanggu, the imposition of any of these penalties may have a material adverse effect on our financial condition, results of operations and prospects. If occurrences of any of these events result in our inability to direct the activities of the VIE and its subsidiaries in China, and/or our failure to receive the economic benefits and residual returns from our consolidated variable interest entity, and we are not able to restructure our ownership structure and operations in a satisfactory manner, we may not be able to consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

Our contractual arrangements with the VIE may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Jiangsu Yanggu and its shareholders to operate our business. These contractual arrangements may not be as effective in providing us with control over these affiliated entities as direct ownership. If we had direct ownership of these entities, we would be able to exercise our rights as a shareholder to effect changes in the board of directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance by these entities and their shareholders of their contractual obligations to exercise contractual rights over the VIE. Therefore, our contractual arrangements with the VIE may not be as effective in ensuring our rights over our China operations as direct ownership would be.

Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.

The PRC legal system is based on written statutes, and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China- based issuers, could result in a material change in our operations and/or the value of our securities.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this announcement is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us and our securities. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, Cybersecurity Review Measures published by Cyberspace Administration of China, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. As confirmed by our PRC counsel Jiangsu Taikun Law Firm, we are currently not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) under these new measures, because we operate our online platforms through our subsidiaries in Hong Kong which are not subject to the laws and regulations of China, and the VIE and its subsidiaries in China provide marketing, warehouse storage and technical maintenance services and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security. Nevertheless, the aforementioned measures and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may endangers national security, as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy; (4) if the domestic enterprise is currently under investigation for suspicion of criminal offenses or major violations, and no conclusion has yet been made thereof; or (5) if there are material ownership dispute over the equity held by the controlling shareholders or the other shareholders controlled by the controlling shareholders or actual controllers.  The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omission, which may result in a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market, although delisting is not a potential consequence for failure to file with CSRC pursuant to the New overseas Listing Rules. As the New Overseas Listing Rules were enacted on March 31, 2023, the relevant filing procedures of the CSRC are required in connection with our offerings. Any such future offering pursuant to this Form F-3 will be subject to the New Overseas Listing Rules but the offerings are not contingent upon receipt of approval from the CSRC as the new rules only require the Company to file with CSRC within three business days after the completion of the overseas offering since the Company is already listed on an oversea exchange before the effective date of the New Overseas Listing Rules. Given the current PRC regulatory environment, it is uncertain whether we, our PRC subsidiaries, VIE and its subsidiaries will be able to obtain such permission or will be required to obtain other permission from the PRC government, and even when such permission is obtained, whether it will be denied or rescinded. If we or any of our subsidiaries do not receive or maintain such permissions or approvals, fail to filing with CSRC under New Overseas Listing Rules as required, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we or our subsidiaries are required to obtain such permissions or approvals in the future, it could subject us to fines, penalties, or sanctions by CSRC and significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

We cannot rule out the possibility that the PRC government will institute a licensing regime or pre-approval requirement covering our business operations in China at some point in the future. If such a licensing regime or approval requirement were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Litigation and negative publicity surrounding China-based companies listed in the U.S. may result in increased regulatory scrutiny of us and negatively impact the trading price of our Ordinary Shares and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the U.S. have negatively impacted stock prices for such companies. Various equity-based research organizations have published reports on China-based companies after examining, among other things, their corporate governance practices, related party transactions, sales practices and financial statements that have led to special investigations and stock suspensions on national exchanges. Any similar scrutiny of us, regardless of its lack of merit, could result in a diversion of management resources and energy, potential costs to defend ourselves against rumors, decreases and volatility in the trading price of our Ordinary Shares, and increased directors and officers insurance premiums and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and, and cause the value of our securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business in China is subject to various government and regulatory interferences. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, which could result in a material change in our operation and the value of our securities.

The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. To the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, including HKDAEx, International Exchange, Oriental Culture HK, the VIE, and the WFOE, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary, WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC federal or local government except for the filing requirement for new overseas offerings under the New Overseas Listing Rules and has not received any denial to list on the U.S. exchange, it is uncertain when and whether we will be required to obtain permission from the PRC government to list and trade on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or be worthless.

The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong and mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the HFCA Act timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement.

On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCA Act, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (the “Commission-Identified Issuers”). A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, the PCAOB issued its determinations (the “Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

The enactment of the HFCA Act, related regulations and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our ordinary shares could be adversely affected, and we could be delisted if our auditor is unable to meet the PCAOB inspection requirement.

The lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures and quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, Wei, Wei & Co., LLP, an independent registered public accounting firm that is headquartered in the United States, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis with the last inspection in 2020 and it is not included in the PCAOB Determinations. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act and related regulations, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect the listing and trading our ordinary shares on Nasdaq, which could materially impair the market for and market price of our securities.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, rights, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including preferred shares, warrants, rights or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

Nan County Public Safety Bureau has frozen certain bank accounts of the subsidiaries of Jiangsu Yanggu due to the investigation of major shareholders of the Company and its related party Nanjing Jinwang which has and could continue to materially and negatively impact the business operations and financial results of the Company.

On July 1, 2022, Mr. Huajun Gao and Mr. Aiming Kong, each an 11.5% shareholder of the Company, were detained by Nan County Public Safety Bureau of Yiyang City, Hunan Province, China. On July 26, 2022, Nan County People’s Procuratorate approved the arrest of Mr. Gao and Mr. Kong with charge of illegal business operation of Nanjing Jinwang Art Purchase E-commerce Co., Ltd., a company controlled by Mr. Gao and Mr. Kong (“Nanjing Jinwang”). On July 1, 2022, the bank accounts of Nanjing Jinwang were frozen by Nan County Public Safety Bureau, including a trust account into which the customers of the Company deposit their security deposits in order to trade on the Company’s two online trading platforms which the Company has entrusted Nanjing Jinwang for escrow.

Also, on July 1, 2022, Nan County Public Safety Bureau froze certain bank accounts of Kashi Longrui Business Management Services Co., Ltd. (“Kashi Longrui”), Kashi Dongfang Cangpin Culture Development Co., Ltd. (“Kashi Dongfang”) and Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”), all subsidiaries of Jiangsu Yanggu Culture Development Co., Ltd., the variable interest entity of the Company in China (the “VIE”) because they, each had business relationship with Nanjing Jinwang.

Neither the Company nor its VIE or subsidiaries of its VIE has received any notification for enforcement charges from Nan County Public Safety Bureau, other than cash and short term investment in the frozen bank accounts with balances totaling approximately $16.5 million and due from Nanjing Jinwang of approximately $3.4 million relating to the Nanjing Jinwang investigation as described above as of December 31, 2022. Mr. Gao and Mr. Kong are not officers, directors or employees of the Company, its VIE or subsidiaries of the VIE. At the time of such accounts being frozen, the Company’s fund deposited with Nanjing Jinwang amounted to $4 million. Currently the customers can freely transfer their deposits out of the trust account from the bank and can make their withdrawals based on their actual needs.

Due to the investigation of Nanjing Jinwang and frozen bank accounts, the business operations of the Company have been materially and negatively impacted as its customers experienced difficulties withdrawing their security deposits through online banking and had concerns regarding their deposited funds. The frozen accounts of the subsidiaries of the VIE have also negatively impacted cash flow for these companies although they have other bank accounts that operate normally for their daily business operations. The Company has taken remedial measures to assist its customers in withdrawing security deposits, such as through manual and in person application with the bank to transfer funds, so that they will have confidence in the Company and continue to list and trade art and collectible products on the online platforms of the Company. Currently the customers can freely transfer their deposits out of the trust account through offline process. The Company has also taken measures to reduce the cost and expenses for the subsidiaries of the VIE to respond to cash flow issues. However, there can be no assurance that these measures will restore customer confidence in using the Company’s services efficiently or at all and the Company cannot reasonably estimate when the bank accounts for the subsidiaries of the VIE will be unfrozen by the Nan County Public Safety Bureau.

The investigation of Mr. Gao, Mr. Kong and Nanjing Jinwang is ongoing. The Company has and will continue to communicate with Nan County Public Safety Bureau and other government authorities to obtain more information regarding the investigation and to attempt to unfreeze the bank accounts for the subsidiaries of the VIE. Although neither the Company, nor its VIE or subsidiaries of its VIE has received any notification from Nan County Public Safety Bureau indicating it is a part of the current investigation, we cannot assure you that they won’t be subject to the investigation in the future, if that happens, we might face penalties, negative publicity and loss of business which could which will materially and adversely affect our business operations and financial results.

In addition, if Mr. Gao and Mr. Kong are convicted for any crimes that are disruptive to the order of the socialist market economy and are considered as controlling persons for the domestic operating companies in China under the New Overseas Listing Rules, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

Our ordinary shares may be delisted from the NASDAQ Stock Market (“NASDAQ”).

On November 9, 2022, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s ordinary shares listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Marketplace Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

The notification has no immediate effect on the listing of the Company’s ordinary shares. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of notification, until May 8, 2023 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. If at any time before the expiration of the Compliance Period the bid price of the Company’s ordinary shares closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance by the end of the Compliance Period, the Company may be eligible for an additional 180 calendar day period to regain compliance.

On May 10, 2023, the Company received a written notification from the NASDAQ Stock Market Listing Qualifications Staff (the “Staff”) indicating that the Company has been granted an additional 180 calendar day period or until November 6, 2023, to regain compliance with the Minimum Bid Price Requirement.

NASDAQ’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and the Company’s written notice to NASDAQ of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this additional time period the closing bid price of the Company’s security is at least $1.00 per share for a minimum of 10 consecutive business days, NASDAQ will provide written confirmation of compliance and this matter will be closed. If compliance cannot be demonstrated by November 6, 2023, Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to a Hearings Panel (the “Panel”) of NASDAQ.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our Second Amended and Restated Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands. You are encouraged to read the relevant provisions of the Companies Act and of our Second Amended and Restated Memorandum and Articles of Association as they relate to the following summary.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Second Amended and Restated Memorandum and Articles of Association, which have been filed with and are publicly available from the SEC.

Our authorized share capital is $50,000.00 divided into 1,000,000,000 shares comprising of (i) 900,000,000 ordinary shares of a nominal or par value of $0.00005 each; and (ii) 100,000,000 preferred shares of a nominal or par value of $0.00005 each.

DESCRIPTION OF ORDINARY SHARES

As of the date of this prospectus, 21,226,992 ordinary shares are outstanding and listing on Nasdaq Capital Market under symbol “OCG”.

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Voting Rights. The holders of our ordinary shares are entitled to one vote per share, including the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. On a show of hands every shareholder present in person or by proxy shall have one vote.  On a poll every shareholder entitled to vote (in person or by proxy) shall have one vote for each share for which he/she is the holder. A poll may be demanded by the chairman or one or more shareholders present in person or by proxy holding not less than 10 percent of the paid up share capital of the Company entitled to vote. A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our issued and outstanding shares entitled to vote at the meeting present in person or by proxy and that any holder of shares of the class present in person or by proxy may demand a poll. While not required by our articles of association, a proxy form will accompany any notice of general meeting convened by the directors to facilitate the ability of shareholders to vote by proxy.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes of the issued and outstanding ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no fewer than two-thirds of the votes of the issued and outstanding ordinary shares cast. Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the current memorandum and articles to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits or share premium of the company, provided the current memorandum and articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights  attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the current memorandum and articles, be varied or abrogated with the consent in writing of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our current memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF PREFERRED SHARES

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

As of the date of this prospectus, there are no outstanding shares of preferred shares of any series.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Warrants

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants for the purchase of Ordinary Shares and/or Preferred Shares in one or more series. We may issue warrants independently or together with Ordinary Shares and/or Preferred Shares and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the Company for warrant exercise.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or preferred shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offerings, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares or preferred shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$18,540
Printing expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent fees and expenses			*
Miscellaneous			*
Total	$		*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

LEGAL MATTERS

We are being represented by FisherBroyles, LLP with respect to legal matters of United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP will pass upon certain legal matters in connection with the securities offered to the extent governed by Cayman Islands law.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for the two years ended December 31, 2022 and 2021, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Wei, Wei & Co., LLP is located at 133-10, 39th Avenue, Flushing, New York 11354.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 1, 2023;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on May 12, 2023; and

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39734) filed with the Commission on November 23, 2020, including any amendment and report subsequently filed for the purpose of updating that description; and

(4)	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2022 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. The consolidated financial statements are prepared and presented in conformity with U.S. generally accepted accounting principles.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: Oriental Culture Holding LTD. Attn: Company Secretary, Room 1402, Richmake Commercial Building, 198-200 Queen’s Road Central, Hong Kong and email: IR@ocgroup.hk

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.ocgroup.hk. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong and China. In addition, all of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law has advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that it is uncertain whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Oriental Culture Holding LTD

Up to $200,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

A.G.P.

December 11, 2025